As filed with the Securities and Exchange Commission on May 20, 2015

Registration No. 33-51563

Registration No. 33-55550

Registration No. 333-03505

Registration No. 333-03509

Registration No. 333-36166

Registration No. 333-44879

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 33-51563

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 33-55550

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-03505

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-03509

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-36166

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-44879

UNDER

THE SECURITIES ACT OF 1933

THE TORO COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	41-0580470
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8111 Lyndale Avenue South

Bloomington, Minnesota 55420-1196

(Address of Principal Executive Offices) (Zip Code)

The Toro Company 1992 Directors Stock Plan

The Toro Company 1993 Stock Option Plan

The Toro Company Annual Management Incentive Plan II

Toro Australia Pty Limited General Employee Stock Plan

(Full Title of the Plan)

Timothy P. Dordell

Vice President, Secretary and General Counsel

The Toro Company

8111 Lyndale Avenue South

Bloomington, Minnesota 55420-1196

(952) 888-8801

(Name and Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies requested to:

Amy E. Culbert, Esq.

Oppenheimer Wolff & Donnelly LLP

Campbell Mithun Tower, Suite 2000

222 South Ninth Street

Minneapolis, Minnesota 55402

(612) 607-7287

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

The Toro Company (the “Registrant”) is filing this Post-Effective Amendment No. 2 (this “Post-Effective Amendment”) to each of the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) to deregister any and all securities that remain unsold under such Registration Statements:

•	Registration Statement on Form S-8 No. 33-51563

•	Registration Statement on Form S-8 No. 33-55550

•	Registration Statement on Form S-8 No. 333-03505

•	Registration Statement on Form S-8 No. 333-03509

•	Registration Statement on Form S-8 No. 333-36166

•	Registration Statement on Form S-8 No. 333-44879

The Registrant has terminated any offering of the Registrant’s securities pursuant to the Registration Statements described above. In accordance with the undertaking made by the Registrant in the Registration Statements to remove from registration, by means of post-effective amendments, any of the securities that had been registered for issuance that remain unsold at the termination of the offering, the Registrant hereby removes from registration all of such securities of the Registrant registered under the Registration Statements that remain unsold as of the date of this Post-Effective Amendment.

Item 8.	Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description

24.1	Power of Attorney (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to each of the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomington, State of Minnesota, on May 20, 2015.

THE TORO COMPANY
(Registrant)

By:	/s/ Timothy P. Dordell
Timothy P. Dordell
Vice President, Secretary and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to each of the Registration Statements have been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael J. Hoffman Michael J. Hoffman	Chairman of the Board, President and Chief Executive Officer and Director (principal executive officer)	May 20, 2015

/s/ Renee J. Peterson Renee J. Peterson	Vice President, Treasurer and Chief Financial Officer (principal financial officer)	May 20, 2015

/s/ Thomas J. Larson Thomas J. Larson	Vice President, Corporate Controller (principal accounting officer)	May 20, 2015

/s/ Timothy P. Dordell	Directors	May 20, 2015
Timothy P. Dordell
As attorney in fact for Robert C. Buhrmaster, Janet K. Cooper, Gary L. Ellis, Jeffrey M. Ettinger, Katherine J. Harless, James C. O’Rourke, Gregg W. Steinhafel, and Christopher A. Twomey

THE TORO COMPANY

POST-EFFECTIVE AMENDMENT NO. 2

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

24.1	Power of Attorney	Filed herewith

4